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EXHIBIT 99.2

Form of Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

        I, Timothy P. Dimond, the Chief Financial Officer of Technology Solutions Company, certify that (i) the Form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the quarter ended June 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Technology Solutions Company.

Date: August 9, 2002	By:	/s/ TIMOTHY P. DIMOND Timothy P. Dimond Chief Financial Officer

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  EXHIBIT 99.2